Exhibit 99.1

Facebook Reports Second Quarter 2012 Results

MENLO PARK, Calif. – July 26, 2012 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the second quarter, which ended June 30, 2012.

“Our goal is to help every person stay connected and every product they use be a great social experience,” said Mark Zuckerberg, Facebook founder and CEO. “That’s why we’re so focused on investing in our priorities of mobile, platform and social ads to help people have these experiences with their friends.”

Second Quarter 2012 Financial Summary

In millions, except percentages and per share amounts	Q2’12	Q2’11
Revenue	$1,184	$895
Income (Loss) from Operations
GAAP	$(743)	$407
Non-GAAP	$515	$477
Operating Margin
GAAP	(63%)	45%
Non-GAAP	43%	53%
Net Income (Loss)
GAAP	$(157)	$240
Non-GAAP	$295	$285
Diluted Earnings (Loss) per Share (EPS)
GAAP	$(0.08)	$0.11
Non-GAAP	$0.12	$0.12

Second Quarter 2012 Operational Highlights

•	Monthly active users (MAUs) were 955 million as of June 30, 2012, an increase of 29% year-over-year.

•	Daily active users (DAUs) were 552 million on average for June 2012, an increase of 32% year-over-year.

•	Mobile MAUs were 543 million as of June 30, 2012, an increase of 67% year-over-year.

Recent Business Highlights

Product

•	Facebook launched several new mobile products, including:

•	a new Facebook Camera app for iPhone,

•	an improved version of the mobile messenger app for both iOS and Android, and

•	several updates to the Facebook Android app.

•	Launched global App Center where users can discover relevant apps for mobile and web.

•	Apple announced plans for a deep Facebook integration throughout the next version of Apple’s iOS and OSX.

Advertising

•	Expanded the rollout of Sponsored Stories in News Feed and enabled advertisers to buy Sponsored Stories in mobile News Feed.

•

Facebook now has independent ROI data from more than 60 advertising campaigns using a variety of third-party methodologies like panels and marketing mix models. The results show that 70% of campaigns resulted in a return on ad spend of 3x or better, and 49% of campaigns showed a return on ad spend of 5x or better.

Corporate

•	Announced proposed acquisition of Instagram, a popular photo-sharing app.

•	Entered into a definitive agreement with Yahoo! to settle all pending patent claims between the companies and deepen the companies’ current business partnership.

•	Began serving users from our new data center in Forest City, N.C.

•	Announced that Sheryl Sandberg, chief operating officer at Facebook, joined the company’s board of directors.

Second Quarter 2012 Financial Highlights

Revenue – Revenue for the second quarter totaled $1.18 billion, an increase of 32%, compared with $895 million in the second quarter of 2011.

•	Revenue from advertising was $992 million, representing 84% of total revenue and a 28% increase from the same quarter last year.

•	Payments and other fees revenue for the second quarter was $192 million.

Costs and expenses – Second quarter costs and expenses were $1.93 billion, an increase of 295% from the second quarter of 2011, driven primarily by share-based compensation expense.

As previously noted in the company’s initial public offering prospectus, share-based compensation expense related to pre-2011 restricted stock units (RSUs) was not recognized in advance of the initial public offering, and as a result of the initial public offering during the second quarter, the company recognized $1.3 billion of share-based compensation and related payroll tax expenses.

Income (loss) from operations – For the second quarter, GAAP loss from operations was $743 million, compared to income from operations of $407 million for the second quarter of 2011. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the second quarter was $515 million, compared to $477 million for the second quarter of 2011.

Operating margin – GAAP operating margin was negative 63% for the second quarter of 2012, compared to 45% for the second quarter of 2011. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 43% for the second quarter of 2012, compared to 53% for the second quarter of 2011.

Income tax provision – The GAAP income tax benefit for the second quarter was $608 million, representing a 79% effective tax rate. The company reported an income tax benefit as a result of the pre-tax loss in the second quarter. Excluding share-based compensation expense and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 40%.

Net income (loss) – GAAP net loss for the second quarter was $157 million, compared to net income of $240 million for the second quarter of 2011. GAAP EPS for second quarter of 2012 was $(0.08), largely reflecting the effect of the accounting treatment of pre-2011 RSUs, as previously noted in the company’s initial public offering prospectus. Excluding share-based compensation and related payroll tax expenses, non-GAAP net income was $295 million or $0.12 per share, compared to $285 million and $0.12 per share for the same quarter in the prior year.

Capital expenditures – Capital expenditures for the quarter were $413 million, a 213% year-over-year increase. Additionally, $52 million of equipment was procured or financed through capital leases during the second quarter of 2012.

Cash and marketable securities – Cash and marketable securities grew to $10.2 billion, which includes $6.8 billion in net proceeds from our initial public offering.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast can be accessed at the Facebook Investor Relations website at http://investor.fb.com/, along with the company’s earnings press release, financial tables and accompanying slide presentation.

Following the call, a replay of the webcast will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or + 1 (855) 859-2056, conference ID 10569013.

About Facebook

Founded in 2004, Facebook’s mission is to make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:

Deborah Crawford

+1 (650) 384-2083

investor@fb.com / investor.fb.com

Press:

Ashley Zandy

press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels, including mobile engagement; our ability to monetize our mobile products; our ability to expand the Facebook Platform; competition; privacy concerns; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our final prospectus filed with the SEC on May 18, 2012, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. In addition, please note that the date of this press release is July 26, 2012, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, non-GAAP costs and expenses, non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted net income per share; non-GAAP operating margin; and non-GAAP effective tax rate. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from one or more of our non-GAAP financial measures:

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allow investors the ability to make more meaningful comparisons between our operating results and those of other companies. Furthermore, our share-based compensation expense is materially affected in the second quarter of 2012 due to the terms of our RSUs granted prior to 2011, related to which we recognized a cumulative $986 million in share-based compensation expense in the period, despite the fact that these awards were granted and earned over several years. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding that share-based compensation expense had on our operating results. Furthermore, our payroll tax expense was substantially higher due to the terms of our RSUs granted prior to 2011, where we recognized $115 million in payroll tax expense in the quarter ended June 30, 2012, despite the fact that these awards were granted and earned over several years. In addition, these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.

Assumed preferred stock conversion. As a result of our initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted shares and net income per share for periods prior to June 30, 2012 have been calculated assuming this conversion, which we believe facilitates comparison with prior periods.

Dilutive securities and other dilutive equity awards excluded from GAAP. In our calculation of non-GAAP weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders we give effect to antidilutive RSUs and stock options for the three months ended June 30, 2012. We also include unvested RSUs in this same quarter as well as in prior periods, the number of which is substantial due to the terms of RSUs granted prior to 2011. We believe including these awards facilitates comparison between periods.

Foreign exchange effect on revenue. We translate current quarter revenues using prior year exchange rates, which we believe is a useful metric that facilitates comparison to our historical performance.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of Non-GAAP Results to Nearest GAAP Measures” table in this press release.

FACEBOOK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Revenue	$895	$1,184	$1,626	$2,242
Costs and expenses:
Cost of revenue	210	367	377	644
Marketing and sales	96	392	158	535
Research and development	99	705	156	858
General and administrative	83	463	140	567

Total costs and expenses	488	1,927	831	2,604

Income (loss) from operations	407	(743)	795	(362)
Interest and other income (expense), net
Interest expense	(9)	(10)	(17)	(24)
Other income (expense), net	1	(12)	19	3

Income (loss) before (provision for) benefit from income taxes	399	(765)	797	(383)
(Provision for) benefit from income taxes	(159)	608	(326)	431

Net income (loss)	$240	$(157)	$471	$48

Less: Net income attributable to participating securities	81	—	160	21

Net income (loss) attributable to Class A and Class B common stockholders	$159	$(157)	$311	$27

Earnings (loss) per share attributable to Class A and Class B common stockholders
Basic	$0.12	$(0.08)	$0.25	$0.02

Diluted	$0.11	$(0.08)	$0.22	$0.02

Weighted-average shares used to compute earnings (loss) per share attributable to Class A and Class B common stockholders
Basic	1,292	1,879	1,267	1,613
Diluted	1,510	1,879	1,499	1,792
Share-based compensation expense included in costs & expenses
Cost of revenue	$3	$66	$3	71
Marketing and sales	11	232	11	251
Research and development	35	545	39	605
General and administrative	15	263	18	282

Total share-based compensation expense	$64	$1,106	$71	$1,209

Payroll tax related to share-based compensation included in costs & expenses
Cost of revenue	$—	$6	$—	$6
Marketing and sales	1	25	1	25
Research and development	1	48	2	49
General and administrative	4	73	4	73

Total	$6	$152	$7	$153

Share-based compensation expense related to Pre-2011 RSUs included in costs & expenses:
Cost of revenue	$—	$60	$—	$60
Marketing and sales	—	208	—	208
Research and development	—	473	—	473
General and administrative	—	245	—	245

Total	$—	$986	$—	$986

Payroll tax related to Pre-2011 RSUs included in costs & expenses
Cost of revenue	$—	$6	$—	$6
Marketing and sales	—	24	—	24
Research and development	—	46	—	46
General and administrative	—	39	—	39

Total	$—	$115	$—	$115

FACEBOOK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 31, 2011	June 30, 2012
Assets
Current assets
Cash and cash equivalents	$1,512	$2,098
Marketable securities	2,396	8,090
Accounts receivable	547	578
Income tax refundable	—	567
Prepaid expenses and other current assets	149	634

Total current assets	4,604	11,967
Property and equipment, net	1,475	2,105
Goodwill and intangible assets, net	162	809
Other assets	90	47

Total assets	$6,331	$14,928

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	63	43
Platform partners payable	171	153
Accrued expenses and other current liabilities	296	441
Deferred revenue and deposits	90	85
Current portion of capital lease obligations	279	312

Total current liabilities	899	1,034
Capital lease obligations, less current portion	398	394
Other liabilities	135	191

Total liabilities	1,432	1,619
Stockholders’ equity
Convertible preferred stock	615	—
Common stock and additional paid-in capital	2,684	11,684
Accumulated other comprehensive loss	(6)	(29)
Retained earnings	1,606	1,654

Total stockholders’ equity	4,899	$13,309

Total liabilities and stockholders’ equity	$6,331	$14,928

FACEBOOK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Cash flows from operating activities
Net income (loss)	$240	$(157)	$471	$48
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	72	139	123	249
Loss on write-off of equipment	5	3	6	4
Share-based compensation	64	1,106	71	1,209
Deferred income taxes	(15)	(350)	(14)	(374)
Tax benefit from share-based award activity	286	327	355	381
Excess tax benefit from share-based award activity	(286)	(327)	(355)	(381)
Changes in assets and liabilities:
Accounts receivable	(55)	(106)	(28)	(41)
Income tax refundable	—	(567)	—	(567)
Prepaid expenses and other current assets	(202)	26	(226)	(7)
Other assets	5	(37)	(6)	(43)
Accounts payable	10	(5)	7	(8)
Platform partners payable	14	(22)	38	(15)
Accrued expenses and other current liabilities	(27)	224	(21)	226
Deferred revenue and deposits	3	(8)	20	(5)
Other liabilities	15	(4)	33	7

Net cash provided by operating activities	129	242	474	683
Cash flows from investing activities
Purchase of property and equipment	(132)	(413)	(285)	(866)
Purchase of marketable securities	(1,892)	(6,081)	(1,892)	(6,957)
Sales of marketable securities	—	59	—	128
Maturities of marketable securities	—	539	—	1,106
Investments in non-marketable equity securities	(1)	(2)	(1)	(3)
Acquisition of businesses, net of cash acquired, and purchases of intangible and other assets	(3)	(550)	(4)	(575)
Changes in restricted cash and deposits	(4)	(2)	(3)	(3)

Net cash used by investing activities	(2,032)	(6,450)	(2,185)	(7,170)
Cash flows from financing activities
Net proceeds from the issuance of common stock	—	6,761	998	6,761
Proceeds from exercise of stock options	15	4	24	9
Repayment of long-term debt	—	—	(250)	—
Proceeds from sale and lease-back transactions	7	20	8	82
Principal payments on capital lease obligations	(53)	(72)	(82)	(143)
Excess tax benefit from share-based award activity	286	327	355	381

Net cash provided by financing activities	255	7,040	1,053	7,090

Effect of exchange rate changes on cash and cash equivalents	3	(16)	4	(17)

Net increase (decrease) in cash and cash equivalents	(1,645)	816	(654)	586
Cash and cash equivalents at beginning of period	2,776	1,282	1,785	1,512

Cash and cash equivalents at end of period	$1,131	$2,098	$1,131	$2,098

Supplemental Cash Flow Data
Cash paid during the period for:
Interest	$6	$10	$13	$19
Income taxes	$73	$8	$176	$182
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$13	$(169)	$56	$(59)
Property and equipment acquired under capital leases	$80	$52	$291	$90
Fair value of shares issued related to acquisitions of businesses and other assets	$38	$18	$44	$25

Reconciliation of Non-GAAP Results to Nearest GAAP Measures

(In millions, except for number of shares)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
GAAP revenue	$895	$1,184
Foreign exchange effect on Q2’12 revenue using Q2’11 rates		33

Revenue excluding foreign exchange effect		$1,217
GAAP revenue year-over-year change %		32%
Revenue excluding foreign exchange effect year-over-year change %		36%
GAAP costs and expenses	$488	$1,927	$831	$2,604
Share-based compensation expense	(64)	(1,106)	(71)	(1,209)
Payroll tax expenses related to share-based compensation	(6)	(152)	(7)	(153)

Non-GAAP costs and expenses	$418	$669	$753	$1,242
GAAP income (loss) from operations	$407	$(743)	$795	$(362)
Share-based compensation expense	64	1,106	71	1,209
Payroll tax expenses related to share-based compensation	6	152	7	153

Non-GAAP income from operations	$477	$515	$873	$1,000
GAAP net income (loss)	$240	$(157)	$471	$48
Share-based compensation expense	64	1,106	71	1,209
Payroll tax expenses related to share-based compensation	6	152	7	153
Income tax adjustments	(25)	(806)	(18)	(828)

Non-GAAP net income	$285	$295	$531	$582
GAAP diluted shares	1,510	1,879	1,499	1,792
Assumed preferred stock conversion	550	273	548	409
Dilutive securities excluded due to net loss	—	177	—	—
Other dilutive equity awards excluded from GAAP[1]	277	122	268	185

Non-GAAP diluted shares	2,337	2,451	2,315	2,386
GAAP diluted earnings (loss) per share	$0.11	$(0.08)	$0.22	$0.02
Net income attributable to participating securities	0.05	—	0.10	0.01
Non-GAAP adjustments to net income	0.03	0.24	0.04	0.30
Non-GAAP adjustments to diluted shares	(0.07)	(0.04)	(0.13)	(0.08)

Non-GAAP diluted earnings per share	$0.12	$0.12	$0.23	$0.24
GAAP operating margin	45%	(63%)	49%	(16%)
Share-based compensation expense	7%	93%	4%	54%
Payroll tax expenses related to share-based compensation	1%	13%	0%	7%

Non-GAAP operating margin	53%	43%	54%	45%
GAAP profit (loss) before tax	$399	$(765)	$797	$(383)
GAAP (Provision for) benefit from income taxes	(159)	608	(326)	431

GAAP effective tax rate	40%	79%	41%	113%
GAAP profit (loss) before tax	$399	$(765)	$797	$(383)
Share-based compensation & related payroll tax expenses	70	1,258	78	1,362

Non-GAAP profit before tax	$469	$493	$875	$979
Non-GAAP provision for income taxes	(184)	(198)	(344)	(397)

Non-GAAP effective tax rate	39%	40%	39%	41%

[1]	Gives effect to unvested RSUs in periods prior to our IPO for comparability

Note: Total may not sum due to rounding.